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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan of Discovery Partners International, Inc. of our report dated March 10, 2000, except note 11, as to which the date is July 27, 2000, with respect to the consolidated financial statements of Discovery Partners International, Inc. included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.



                             /s/ ERNST & YOUNG LLP

San Diego, California
August 28, 2000